Exhibit 10.17

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of the 5th day of November 2018, by and between Jacoby & Co. Inc., a Nevada corporation (“Assignor”), Warehouse Goods LLC, a Delaware limited liability company (“Assignee”), and Adam Schoenfeld (“Executive”).

W I T N E S S E T H:

WHEREAS, Assignor is party to an employment agreement dated October 28, 2015 with Executive (the “Employment Agreement”); and

WHEREAS, in accordance with Section 7(a) of the Employment Agreement, Assignor desires to assign all of its right, title and interest in and to the Employment Agreement to Assignee; and

WHEREAS, the Executive wishes to work for Assignee under the terms of the Employment Agreement.

WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby bargains, sells, assigns and transfers unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Employment Agreement.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof for all the rest of the term of such Employment Agreement (and any renewals, extensions and other options therein contained), subject to the covenants, conditions and provisions therein contained.

ASSIGNEE HEREBY assumes and agrees to perform any and all liabilities and obligations under the Employment Agreement.

EXECUTIVE HEREBY consents to the assignments of the Employment Agreement to Assignee and agrees to perform services for Assignee pursuant to the terms of the Employment Agreement. From and after the date hereof, Executive shall look only to Assignee for performance under the Employment Agreement.

This Agreement shall inure to the benefit of and be binding upon Assignor, Assignee and Executive and their respective successors and assigns.

This instrument is subject to the terms and conditions of the Employment Agreement and shall be governed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor, Assignee, and Executive have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

ASSIGNOR

JACOBY & CO. INC.

By:	Aaron LoCascio
	Name:	Aaron LoCascio
	Title:	CEO

ASSIGNEE

WAREHOUSE GOODS LLC

By:	/s/ Aaron LoCascio
	Name:	Aaron LoCascio
	Title:	CEO

EXECUTIVE

By:	/s/ Adam Schoenfeld
	Name:	Adam Schoenfeld

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